                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated April 15, 2000, accompanying the financial statements of LTI Holdings, Inc. contained in its Registration Statement on Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

Grant Thornton LLP
/s/ GRANT THORNTON

Atlanta, Georgia
August 4, 2000